Exhibit 10.49

FEDERAL HOME LOAN BANK OF CINCINNATI

Commercial Real Estate Addendum to

Blanket Agreement for Advances

and

Security Agreement

Cincinnati, Ohio

10/10/2002

NCB, FSB

the principal place of business of which is located at 139 South High Street , Hillsboro, Ohio 45133 (hereinafter called the “Borrower”), in consideration of advances or other financial accommodations heretofore or at anytime hereafter made or granted to Borrower and any affiliate of Borrower by the FEDERAL HOME LOAN BANK OF CINCINNATI (hereinafter called the “Bank”) and the Bank hereby enter into this Commercial Real Estate Addendum (the “CRE Addendum”) in order to supplement that certain Blanket Agreement for Advances and Security Agreement (the “Blanket Agreement”) between Borrower and the Bank dated 11/30/2000.

1.                                       DEFINITIONS. Words with initial capital letters used in this CRE Addendum and not defined in this CRE Addendum shall have the meanings ascribed to them in the Blanket Agreement. This CRE Addendum shall be deemed to be an Addendum as contemplated in the Blanket Agreement. Commercial Real Estate Loans (CRE) are defined as those loans, other than construction loans, secured by real estate as evidenced by mortgages or other liens on business and industrial properties, hotels, motels, churches, hospitals, educational and charitable institutions.

2.                                       GRANT OF SECURITY INTEREST. Borrower hereby grants to the Bank a security interest in and collateral assignment of all of the Borrower’s assets or rights to the extent listed and defined in this Section 2, now or hereafter acquired, and all proceeds and products thereof cash or non-cash, to secure the payment of all the Obligations.

The following additional collateral shall be included in the Bank’s security interest:

100% of the Borrower’s Commercial Real Estate Loan portfolio (including without limitation every instrument constituting all or a part of any Commercial Real Estate Loan, including each mortgage or deed of trust in favor of the Borrower or an affiliate of Borrower, as the case may be, as mortgagee or beneficiary, and the notes or other instruments evidencing indebtedness secured thereby, or any participation or residual interest therein, complying with the requirements of the Act , whether now existing or hereafter acquired) and all replacements therefor and proceeds thereof (hereinafter the “CRE Mortgage Collateral’).

3.                                       EVIDENCE OF CRE MORTGAGE COLLATERAL: MAINTENANCE OF COLLATERAL LEVEL. The Borrower agrees to deliver to the Bank such evidence of its interest in the CRE Mortgage Collateral and availability of same for use as collateral pursuant hereto, all in accordance with the Bank’s Supplemental Collateral Program Policies and Procedures in effect from time to time and as it may be modified by the Bank from time to time (the “Supplemental Collateral Guide”) and with the Bank’s Credit Policy which includes the Supplemental Collateral Guide by reference, and as the Bank may in good faith request. The Borrower agrees that all CRE Mortgage Collateral shall be subject to audit and verification by or on behalf of the Bank at the sole expense of the Borrower. The Borrower will at all times maintain, as minimum CRE Mortgage Collateral hereunder, CRE Mortgage Collateral having an aggregate collateral value acceptable to the Bank, which shall make such determination in good faith and in conformity with the requirements of the Supplemental Collateral Guide. If the Borrower fails to do so or if the member no longer meets eligibility requirements as outlined in the Guide (a) the Borrower will, within three (3) days of receipt of written notification from the Bank, reduce its unpaid advances or other Obligations as requested in writing by the Bank or (b) the Borrower, upon the written request of the Bank, will immediately deposit additional collateral and/or agree to additional security interests satisfactory to the Bank.

4.                                     CRE MORTGAGE COLLATERAL. The Borrower acknowledges that the Bank is permitting Borrower to retain in Borrower’s possession all CRE Mortgage Collateral for purposes of servicing, collection and foreclosure. The Borrower acknowledges that the Borrower will hold such CRE Mortgage Collateral, and all proceeds and payments therefrom, in trust as the Bank’s security, and for the sole benefit and subject to the direction and control of the Bank, and upon the following additional terms and conditions:

(a)                                  At the Bank’s request and sole option, the Borrower shall immediately deliver to the Bank an Assignment of each item of CRE Mortgage Collateral in the Bank’s form for same. Further, at the Bank’s request and sole option, the Borrower will physically deliver to the Bank all documentation as to CRE Mortgage Collateral (including, without limitation, any participation certificates or other evidence thereof) and/or endorse in favor of the Bank all or any portion of same. Except as authorized by the Bank, the Borrower shall not withdraw any CRE Mortgage Collateral prior to its payment in full of all Obligations. The Borrower shall promptly notify the Bank in writing (i) whenever principal payments in excess of ten percent (10%) of the aggregate remaining unpaid principal balances of CRE Mortgage Collateral are made by Borrower’s customers, (ii) whenever from time to time the value of CRE Mortgage Collateral then pledged meeting the minimum underwriting criteria for borrowing capacity established in the Supplemental Collateral Guide (the “Eligible CRE Mortgage Collateral”) falls below the value of such Eligible CRE Mortgage Collateral then required under the Supplemental Collateral Guide to support the amount of advances by the Bank to the Borrower then outstanding and unpaid, (iii) whenever any CRE Mortgage Collateral that the Borrower has certified, listed or otherwise represented or warranted to the Bank is Eligible CRE Mortgage Collateral ceases to meet the minimum underwriting criteria for borrowing capacity then established in the Supplemental Collateral Guide, (iv) whenever any item of Eligible CRE Mortgage Collateral is paid in full by Borrower’s customers or involved in any foreclosure action, and/or (v) whenever any building on property subject to the lien of Eligible CRE Mortgage Collateral is damaged by casualty or otherwise in excess of twenty-five percent (25%) of its appraised value (but only if the Borrower does not reasonably believe that such building can be promptly repaired).

(b)                                 The aggregate of the value of the Eligible CRE Mortgage Collateral, determined as provided in the Supplemental Collateral Guide, that meets the minimum underwriting criteria for providing borrowing capacity established under the Supplemental Collateral Guide, shall be maintained at all times by the Borrower in an amount not less than that percentage of outstanding advances required by the Supplemental Collateral Guide. At the Bank’s request and sole option, from time to time, the Borrower shall immediately deliver to the Bank documentation or other evidence that the Bank determines is necessary to demonstrate that the Eligible CRE Mortgage Collateral then complies with all eligibility, minimum underwriting, credit administration, loan to value ratio, appraisal documentation and other requirements for such Eligible CRE Mortgage Collateral provided in the Supplemental Collateral Guide.

(c)                                  Upon written direction from the Bank, the Borrower will deposit all collections from Eligible CRE Mortgage Collateral in a separate bank account designated as required by the Bank as a source from which to withdraw interest and principal payments on the Obligations.

(d)                                 Unless and until otherwise directed in writing by the Bank after the occurrence of an event of default and only during the continuation of such event of default (and presuming that the Bank has not accelerated the maturity of the Obligation involved), the Borrower shall have the right to make and retain all collections from time to time coming due on CRE Mortgage Collateral, to execute and deliver satisfactions of or releases of such CRE Mortgage Collateral paid in full, and to take all necessary legal action to enforce collection of delinquent payments, including foreclosure, without disclosing this security arrangement and trust, and to use all collections so made by the Borrower in its ordinary course of business.

(e)                                  (i) The Borrower shall keep and maintain all CRE Mortgage Collateral at all times free and clear of pledges, liens, participation interests (unless taken or held by an affiliate of Borrower, of which the Borrower owns or controls, directly or indirectly, 100% of the voting stock) and encumbrances, unless the Bank approves, or is deemed to have approved, any such pledge, lien, participation interest or encumbrance, as provided in this Section 5(e)(i).  Borrower shall promptly give the Bank specific and detailed written notice of any security interest or participation in CRE Mortgage Collateral that the Borrower has certified, listed or otherwise represented or warranted to the Bank is Eligible CRE Mortgage Collateral taken by third party lenders, affiliates or others. If at the time of such notice, no outstanding advances by Bank to Borrower are secured either wholly or partially by collateral pledged by Borrower or any affiliate of Borrower, and if the Bank does not reply in writing to such notice by Borrower within thirty (30) days following receipt of same, such security interest or participation of a third party lender or affiliate shall be deemed approved.

(ii)                                  The Borrower shall obtain the Bank’s written approval prior to the actual sale or transfer of (or the granting of any participation in) such CRE Mortgage Collateral if the aggregate value of free, clear and unencumbered CRE Mortgage Collateral would fall below the value of such Eligible CRE Mortgage Collateral then required under the Supplemental Collateral Guide to support the amount of advances to the Borrower then outstanding and unpaid.

(f)                                    The buildings located on each mortgaged property subject to the lien of CRE Mortgage Collateral that the Borrower has certified, listed or otherwise represented or warranted to the Bank is Eligible CRE Mortgage Collateral shall be covered by all risk hazard insurance and by insurance against all other risks customary and generally required by mortgage lenders in the area in which the mortgaged property is located for the type of mortgage loan involved and in an amount not less than the unpaid balance due the Borrower by its customer on each such item of CRE Mortgage Collateral. The Borrower will cause such insurance policies to include the Borrower and its “successors and assigns” as loss payee under a standard mortgagee endorsement to evidence the Bank’s mortgagee/assignee interest therein and, if the Bank so requires, to give the Bank ten (10) days prior notice of any policy cancellation. At the Bank’s demand, the Borrower will physically deliver to the Bank any such insurance policies. The Bank may cause any such mortgaged property to be insured if the Borrower fails to do so, and any such expense shall be an additional Obligation hereunder.

(g)                                 Borrower shall at all times ensure that all CRE Mortgage Collateral that Borrower has certified, listed or otherwise represented or warranted to the Bank is Eligible Mortgage Collateral complies with minimum underwriting, credit administration, loan to value ratio, appraisal, documentation and other requirements for such Eligible CRE Mortgage Collateral provided in the Supplemental Collateral Guide.

5.                                       WARRANTIES AND FURTHER COVENANTS.

(a)                                  Borrower hereby represents and warrants that the Borrower and/or any pledging affiliate is the true and lawful owner of all the CRE Mortgage Collateral free and clear of all claims, liens, encumbrances, rights of set-off, mortgages and security interests of any nature whatsoever (except this security interest and as may be further specified below), and Borrower covenants that it shall defend the CRE Mortgage Collateral against and indemnify the Bank and its officers, directors and employees related to the claims and demands of all persons.

(b)                                 Borrower hereby represents and warrants that (i) the existence of all necessary power to enter into and execute this CRE Addendum, (ii) this CRE Addendum is not in violation of its Articles, Charter, Regulations or By-Laws, or of any federal, state or local laws or administrative or judicial rulings, and (iii) this CRE Addendum is enforceable in accordance with its terms.

(c)                                  Borrower hereby represents and warrants that it is either a member of the Bank or a qualified and eligible nonmember mortgagee with full powers to borrow hereunder.

(d)                                 Borrower hereby agrees to execute and deliver financing statements under the Uniform Commercial Code, and statements or amendments thereof or supplements thereto, recordable Assignments of CRE Mortgage Collateral, and such other instruments as the Bank may from time to time require in order to evidence, perfect, secure, preserve, protect and enforce the security interest hereby granted. The Bank is hereby irrevocably appointed as Attorney-In-Fact for the Borrower in all matters pertaining to all such perfection, preservation, protection and enforcement and evidencing same hereunder.

(e)                                  Borrower hereby represents and warrants that to the best of its knowledge all property subject to the lien of any CRE Mortgage Collateral is free from any and all environmental hazards. Borrower shall indemnify Bank, hold Bank harmless, and, at the option of Bank, defend, indemnify and hold harmless Bank with counsel satisfactory to Bank, from all liabilities, costs, damages, claims or expenses (including without limitation attorneys’ fees and environmental consultant’s fees), suffered, paid or incurred by Bank resulting from or arising out of any requirement under any applicable federal, state or local law, statute, regulation, order, judgment or decree requiring that any release of a hazardous material, solid waste, pollutant or contaminant at any of such property be remedied, cleaned up or lawfully disposed of.

(f)                                    Borrower shall not (i) sell, offer to sell or otherwise transfer CRE Mortgage Collateral, or pledge, mortgage or create, or suffer to exist a security interest, claim, lien, encumbrance, right of set-off or other security interest or collateral assignment of any kind whatsoever in the CRE Mortgage or the proceeds or products thereof in favor of any person other than the Bank without prior written consent of the Bank, or (ii) transfer physical possession of notes and mortgages constituting CRE Mortgage Collateral to any third party or affiliate without the prior written consent of the Bank.

(g)                                 All taxes, assessments and governmental charges levied or assessed or imposed upon or with respect to the CRE Mortgage Collateral, including any property subject to the lien of any CRE Mortgage Collateral, shall be paid and if Borrower fails to promptly pay such taxes, assessments or governmental charges, Bank may (but shall not be required to) pay the same and any such expense shall be an additional Obligation hereunder.

(h)                                 Borrower will notify Bank promptly in writing of any change in the location of its principal place of business or jurisdiction of incorporation, organization or formation (including, without limitation, any merger, reorganization or other business change). Borrower shall promptly inform Bank of any change in location of any of the CRE Mortgage Collateral from the Borrower’s principal place of business or otherwise. Borrower shall promptly respond to any inquiry by Bank concerning the location of Borrower’s principal place of business, jurisdiction of incorporation, organization or formation or the location of any of the CRE Mortgage Collateral.

(i)                                     Borrower hereby represents and warrants that all CRE Mortgage Collateral that Borrower has certified, listed or otherwise represented or warranted to the Bank is Eligible CRE Mortgage Collateral complies in all respects with the eligibility, minimum underwriting, credit administration, loan to value ratio, documentation and other requirements of the Supplemental Collateral Guide.

Borrower shall be deemed to have restated all representations and warranties in this CRE Addendum and the Blanket Agreement on each occasion that Borrower requests and accepts advances from the Bank as of such occasion.

6.                                       EVENTS OF DEFAULT: ACCELERATION. Any one or more of the following shall constitute events of default hereunder: (a) the making by the Borrower of any misrepresentation to the Bank hereunder or otherwise for the purpose of obtaining loan advances or an extension of same; (b) failure of Borrower to perform or observe any of the provisions of this CRE Addendum or of any other instrument pertaining to the Obligations or the CRE Mortgage Collateral (subject to a ten (10) day cure period after written notice from the Bank is received by the Borrower); or (c) an event of default occurs under the Blanket Agreement. An event of default under this CRE Addendum shall be deemed an event of default under the Blanket Agreement. Upon occurrence of any of the events of default and failure by the Borrower to cure within the applicable cure period, if any, any or all of the Obligations shall, at the option of the Bank and notwithstanding any time or credit allowed by any instrument evidencing or document relating to the Obligations, be immediately due and payable without notice or demand. The Bank may then, without first resorting to any other property securing the Obligations from other parties (including, without limitation, property provided by any affiliate of Borrower), exercise any one or more of the rights and remedies granted pursuant to the Blanket Agreement. For such purpose, the CRE Mortgage Collateral shall be deemed “secured property.”

7.                                       WAIVERS: CONTINUED LIABILITY. The Bank shall not be deemed to have waived any of its rights in this CRE Addendum or to the CRE Mortgage Collateral unless such waiver is in writing and signed by the Bank and such waiver shall not operate as a waiver of any other default or of the same default on a subsequent occasion. No release, surrender, exchange or modification of the CRE Mortgage Collateral, and no delay, omission or forbearance in exercising any right or power with respect to the CRE Mortgage Collateral or this CRE Addendum shall affect the liability of the Borrower to the Bank.

8.                                     DURATION. The term of this CRE Addendum shall commence with the date hereof and end on the termination date of the Blanket Agreement.

9.                                     ATTORNEY-IN-FACT. Borrower hereby appoints the Bank its irrevocable attorney-in-fact, with full power of substitution, in its name or otherwise, but at the Borrower’s sole cost and expense (i) to endorse on behalf of the Borrower any promissory notes or other instruments delivered by the Borrower to the Bank, (ii) to execute and/or record such documents and instruments as the Bank, in its sole judgment, deems necessary or appropriate to further evidence or perfect or affect a transfer of the security interest granted to the Bank herein or otherwise, and (iii) to record this CRE Addendum as a power of attorney where the Bank deems appropriate.

10.                                 NOTICE. Any written notice, approval, or direction provided for in this CRE Addendum to be given by the Bank to the Borrower shall be given as provided in the Blanket Agreement.

11                                  GENERAL. All rights and liabilities hereunder shall be governed and limited by and construed in accordance with the Act and the laws of the State of Ohio (matters related to eligibility for advances and the rate of interest assessed by the Bank on advances or other Obligations shall be governed solely by the Act). This CRE Addendum shall inure to the benefit of and bind the Bank and the Borrower and their respective successors and assigns. Any provision hereof which may prove limited or unenforceable under any laws or judicial rulings shall not affect the validity or enforcement of the remainder of the provision or of any other provision.

IN WITNESS WHEREOF, the Bank and the Borrower have caused the respective duly authorized representatives of each to execute this CRE Addendum, effective as of the date first written above.

FEDERAL HOME LOAN BANK OF CINCINNATI		Borrower:	NCB,FSB

By:	/s/	By:	Robert S. Grant
Vice President
Printed name: Andrew S. Howell		[Signature of Officer Authorized
Title: Its Senior Vice President		by Board to Execute this Agreement]

And

By:	/s/	BY	/s/
Printed Name: David Eastland			John J. Levo
Title: Vice President			Vice President
[Signature of Officer Authorized By
Board to Execute this Agreement

[IMPRESS CORPORATE SEAL HERE]

Witnesses of Signature of
Borrower’s Officers:

Signed and acknowledged
In the presence of

/s/
William Scott

/s/
Michelle Ward

STATE OF OHIO
COUNTY OF Highland )S:

On this day October 10, 2002, before me appeared Robert Grant, to me personally, who being by me duly sworn, did say that he is the Vice President of the above-named Borrower, a corporation; that the seal affixed to the foregoing instrument is the seal of said corporation; that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and said Vice President acknowledged said instrument to be the free act and deed of said corporation and his or her free act and deed as such officer, for the uses and purposes in said instrument mentioned.

Notary Public	/s/

Nancy E. Green, State of Ohio, Highland County

My Commission expires on April 8, 2006